Exhibit 99.1

La Rosa Holdings Corp. Acquires 100% Ownership of La Rosa Realty Premier
Franchisee with Approx. $2.09 Million in Revenue and Positive Net Income for
2023 Targeting $100 Million Annualized Revenue as 2024 Exit Run Rate

Celebration, FL – November 13, 2024 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for six agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today announced the acquisition of the remaining 49% interest in its franchisee, La Rosa Realty Premier, LLC (“Realty Premier”), located in Orlando, Florida. This acquisition follows the Company’s initial purchase of 51% interest in December 2023, bringing La Rosa’s total ownership of Realty Premier to 100%.

Realty Premier generated approximately $2.09 million in revenue and reported positive net income for 2023. The franchisee provides a range of residential and commercial real estate brokerage services and offers coaching and support services to agents on a fee basis.

Joe La Rosa, CEO of La Rosa, commented, “Acquiring full ownership of Realty Premier is an important step in our growth strategy, strengthening our presence in the Orlando market and underscoring our commitment to empowering real estate agents with advanced technology and support. We’re excited to build on this momentum as we pursue our ambitious revenue targets for the coming year. Alongside acquiring our franchisees, we’re also exploring additional acquisition opportunities in the real estate sector. Recently, we announced a Letter of Intent (LOI) to acquire a real estate brokerage firm with over $19 million in revenue for 2023 and a network of more than 950 agents across multiple states. This potential acquisition aligns with our vision to deliver technology-driven real estate solutions, expand our market footprint, and enhance the value we bring to agents through innovative, integrated platforms.”

“With a strategic focus on acquisitions and a rapidly growing agent base, we project an annualized revenue run rate of $100 million by the end of 2024. This forecast highlights our commitment to scaling operations and increasing market share. We expect to achieve profitability in 2025, supported by expanding revenue streams, integrating new agents and technology, and potential cost reductions from implementing our expense management system in the near future.”

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is disrupting the real estate industry by offering agents a choice between a revenue share model or an annual fee-based model with 100% agent commissions. Leveraging its proprietary technology platform, La Rosa empowers agents and franchisees to deliver top-tier service to their clients. The Company provides both residential and commercial real estate brokerage services and offers technology-based products and services to its sales agents and franchise agents.

La Rosa’s business model is structured around internal services for agents and external services for the public, including residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. The Company has 24 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, Georgia, and Puerto Rico. The Company also has 8 La Rosa Realty franchised real estate brokerage offices and branches and three affiliated real estate brokerage offices in the United States and Puerto Rico.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other reports and documents that we file from time to time with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com